February 9, 1999



Securities & Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D. C.  20549

Re:  File No. 333-06963
       Rule 424(b)(3)
       Employee Stock Compensation Plan

Gentlemen:

         Pursuant to Rule 424(b)(3) we are electronically filing the Appendix to our Prospectus dated June 27, 1996.

Sincerely,



Suzzanne J. Gioimo
Secretary

SJG/pad